Greektown Superholdings, Inc. 8k

Exhibit 10.3

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is dated as of December 20, 2013, and is between Greektown Mothership LLC, a Delaware limited liability company (the “Company”), and Athens Acquisition LLC, a Delaware limited liability company (the “Contributor”).

Recitals

WHEREAS, Greektown Newco Sub, Inc. has merged with and into Greektown Superholdings, Inc. (“Superholdings”), and immediately after such merger, Superholdings merged with and into Greektown Holdings, L.L.C., a Michigan limited liability company (the “Subsidiary”), with the Subsidiary surviving such merger.

WHEREAS, the Contributor owns 100% of the membership interests of each of the Subsidiary and the Company.

WHEREAS, the Contributor desires to contribute, transfer, assign, and deliver 100% of the membership interests of the Subsidiary (the “Subsidiary Membership Interests”), to the Company, and the Company desires to accept the contribution of the Subsidiary Membership Interests pursuant to the terms and conditions of this Agreement.

WHEREAS, in connection with the performance of this Agreement, the Subsidiary will issue new membership interests representing the Subsidiary Membership Interests to the Company.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1	Transfer Terms.

(A)	Contributor hereby transfers to the Company all of its rights, title and interest to the Subsidiary Membership Interests.

(B)	In connection with the execution and delivery of this Agreement, the Subsidiary will issue new membership interests representing the Subsidiary Membership Interests to the Company.

1.2	Representation and Warranty of Parties.

Each party hereto represents and warrants to the other party that it has the power and authority to enter into this Agreement and to effect the exchange as contemplated hereby.

1.3	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

1.4	Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to application of conflict of laws principles.

1.5	Amendment.

This Agreement may not be amended except as approved in writing by every party hereto.

1.6	Counterparts.

The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or PDF is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Contribution Agreement as of the date first above written.

CONTRIBUTOR:

ATHENS ACQUISITION LLC

By: /s/ DANIEL GILBERT

Name: Daniel Gilbert

Title: Manager

COMPANY:

GREEKTOWN MOTHERSHIP LLC

By: /s/ MATTHEW CULLEN

Name: Matthew Cullen

Title: President